CINlibrary/1065219.6











                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

                            Dated As Of July 1, 2001

                                TABLE OF CONTENTS
                                                                          PAGE

DEFINITIONS...................................................................1
ARTICLE I  CUSTODY PROVISIONS.................................................3
   Appointment of Custodian...................................................3
   Custody of Cash and Securities.............................................3
     Receipt and Holding of Assets............................................4
     Disbursements of Cash and Delivery of Securities.........................4
     Actions Which May be Taken Without Instructions..........................5
     Prohibited Actions.......................................................7
     Confirmation and Statements..............................................7
     Registration of Securities...............................................8
     Segregated Accounts......................................................8
   Settlement of Fund Transactions............................................8
     Customary Practices......................................................8
     Contractual Income.......................................................8
     Contractual Settlement...................................................9
   Lending of Securities......................................................9
   Persons Having Access to Assets of the Fund................................9
   Standard of Care; Scope of Custodial Responsibilities......................9
     Standard of Care.........................................................9
     Scope of Duties.........................................................10
     No Liability Until Receipt..............................................10
     Amounts Due from Transfer Agent.........................................11
     Collection Where Payment Refused........................................11
     No Duty to Ascertain Authority..........................................11
     Reliance on Instructions................................................11
   Appointment of  Subcustodians.............................................11
   Overdraft Facility and Security for Payment...............................12
   Tax Obligations...........................................................12
ARTICLE II FOREIGN CUSTODY MANAGER SERVICES..................................13
   Delegation................................................................13
   Changes to Appendix C.....................................................13
   Reports to Board..........................................................13
   Monitoring System.........................................................13
   Standard of Care..........................................................13
   Use of Eligible Securities Depositories...................................14
ARTICLE III Information Services.............................................14
   Risk Analysis.............................................................14
   Monitoring of Eligible Securities Depositories............................14
   Use of Agents.............................................................14
   Exercise of Reasonable Care...............................................14
   Liabilities and Warranties................................................14
ARTICLE IV GENERAL PROVISIONS................................................15
   Compensation..............................................................15
   Insolvency of Eligible Foreign Custodians.................................15
   Liability for Securities Depositories.....................................15
   Damages...................................................................16
   Indemnification; Liability of the Trust and the Fund......................16
   Force Majeure.............................................................16
   Termination...............................................................16
   Inspection of Books and Records...........................................17
   Miscellaneous.............................................................17

                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT



     This AGREEMENT is effective as of July 1, 2001, and is between THE DEAN FAMILY OF FUNDS, (the "Trust") a business trust organized under the laws of the State of Ohio having its principal office and place of business at 2480 Kettering Tower, Dayton, Ohio 45423-2480, on behalf of the Dean International
Value Fund (the "Fund") and BOSTON SAFE DEPOSIT AND TRUST COMPANY, (the "Custodian") a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.


                              W I T N E S S E T H:


        WHEREAS, the Trust and the Custodian desire to restate the terms of their existing custody agreement to reflect the changes to Rules 17f-5 and
17f-7, and to set forth their agreement with respect to the custody of the Fund's Securities and cash and the processing of the Fund's Securities transactions;

        WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager; and

     WHEREAS, the Custodian agrees to accept such delegation with respect to Foreign Assets, including those held by Eligible Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II;

     WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

     NOW THEREFORE, the Trust and the Custodian agree as follows:


DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. "Act": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2.       "Agreement": this agreement and any amendments.

3. "Authorized Person": the Chairman of the Trust's Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of the Fund, who is listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

4. "Board": the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Trust.

5. "Book-Entry System": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

6.        "Business Day": any day on which the Fund, the Custodian, the
           Book-Entry System and appropriate clearing corporation(s) are open for business.

7. "Eligible Foreign Custodian": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company that is incorporated or organized under the laws of a country other than the United States; or (c) any entity, other than a Securities Depository, with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Eligible Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Foreign Assets, Securities or other property of the Fund.

8. "Eligible Securities Depository": the meaning of the term set forth in Rule 17f-7(b)(1).

9. "Fee Schedule": the fees listed in a separate document agreed upon by the Parties as such may be amended from time to time in accordance with Article IV.

10. "Foreign Assets": any of the Fund's investments, including foreign currencies, for which the primary market is outside the United States, and cash and cash equivalents that are reasonably necessary to effect the Fund's transactions in those investments.

11. "Foreign Custody Manager": the meaning of the term set forth in Rule 17f-5(a)(3).

12.       "Instructions":  directions and instructions to the Custodian from an Authorized Person in writing by facsimile or electronic transmission subject to the Custodian's practices or any other method specifically agreed upon, provided that the Custodian may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

13.       "Primary Custodian": the meaning set forth in Rule 17f-7(b)(2).

14. "Prospectus": the Trust's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

15.       "Risk    Analysis":    the   analysis    required   under   Rule
          17f-7(a)(1)(i)(A).

16.       "Rules 17f-4,  17f-5 and 17f-7":  such Rules as promulgated  under
          Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

17. "Security" or "Securities": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Fund.

18. "Securities Depository": a system for the central handling of securities as defined in Rule 17f-4(a).

19. "Selected Countries": the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with Article II.

20.       "Shares": shares of the Fund, however designated.


                                    ARTICLE I

                               CUSTODY PROVISIONS

1. Appointment of Custodian. The Trust, on behalf of the Fund, has appointed, and the Custodian hereby accepts appointment, as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

2.Custody of Cash and Securities.

         (a)      Receipt and Holding of Assets.  The Fund will deliver or cause to be  delivered to the  Custodian
                  -----------------------------


                  all  Securities  and monies owned by it at any time during the period of this Custody  Agreement.
                  The Custodian will not be  responsible  for such  Securities and monies until actually  received.
                  The Board  specifically  authorizes  the Custodian to hold  Securities,  Foreign  Assets or other property of the Fund with any  domestic  subcustodian  or  Securities  Depository,  and  Eligible
                  Foreign Custodians or Eligible  Securities  Depositories in the Selected Countries as provided in
                  Article  II.  Securities,  Foreign  Assets  and  monies  of the Fund  deposited  in a  Securities
                  Depository or Eligible  Securities  Depositories will be reflected in an account or accounts that include only assets held by the Custodian or an Eligible Foreign Custodian for its customers.

         (b)      Disbursements of Cash and Delivery of Securities. The
                  Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Trust shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Fund.

(1)                        In payment for Securities purchased for the Fund;

(2) In payment of dividends or distributions with respect to Shares;

(3) In payment for Shares which have been redeemed by the Fund;

(4)                        In payment of taxes;

(5) When Securities are sold, called, redeemed, retired, or otherwise become payable;

(6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(7) Upon conversion of Securities pursuant to their terms into other securities;

(8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

(9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

(10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund;

(11) In connection with any borrowings by the Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

(12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund.

(13) For the purpose of redeeming Shares of the capital stock of the Fund and the delivery to, or the crediting to the account of, the Custodian or the Fund's transfer agent, such Shares to be purchased or redeemed;

(14) For the purpose of redeeming in kind Shares of the Fund against delivery to the Custodian, its Subcustodian or the Fund's transfer agent of such shares to be so redeemed;

(15) For delivery in accordance with the provisions of any agreement among the Trust, on behalf of the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934
                           (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any
                           similar organization  or   organizations,  regarding
                           escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

(16) For spot or forward foreign currency exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(17)                       Upon the termination of this Agreement; and

(18) For other proper purposes as may be specified in Instructions issued by an officer of the Trust which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification stating that the purpose is a proper purpose under the instruments governing the Fund.

         (c) Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

                   (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

                   (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar instruments;

                   (3) Surrender Securities in temporary form for definitive Securities;

                   (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund;

                   (5) Submit or cause to be submitted to the Fund or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights pertaining to property held for the Fund;

                   (6) Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                   (7) Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certifications of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                   (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the Fund and take such other steps as shall be stated in

                          Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                   (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

                  (10) Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar investments;

                  (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund; and

                  (12) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

         (d) Prohibited Actions. The Custodian is hereby prohibited from assigning, hypothecating, pledging or otherwise encumbering or disposing of any Securities or other property of the Fund except as (1) authorized pursuant to Instructions or (2) otherwise authorized in this Agreement.

         (e)      Confirmation and Statements.  Promptly  after the close of  business on each day,  the  Custodian
                  ---------------------------
                  shall furnish the Fund with  confirmations  and a summary of all transfers to or from the account of the Fund during the day.  Where  securities  purchased  by the Fund are in a fungible  bulk of securities  registered in the name of the Custodian (or its nominee) or shown on the  Custodian's account on the books of a Securities  Depository,  the Custodian shall by book-entry or otherwise identify  the  quantity  of  those  securities  belonging  to the  Fund.  At least  monthly,  the
                  Custodian  shall  furnish the Fund with a detailed  statement of the  Securities  and monies held for the Fund under this Custody Agreement.

         (f)      Registration of Securities.   The  Custodian  is  authorized  to  hold  all  Securities,  Foreign
                  --------------------------
                  Assets,  or other  property of the Fund in nominee name,  in bearer form or in  book-entry  form.
                  The Custodian may register any  Securities,  Foreign  Assets or other property of the Fund in the name of the Fund,  in the name of the  Custodian,  any  domestic  subcustodian,  or any  Eligible
                  Foreign  Custodian,  in the name of any duly appointed  registered nominee of such entity, in the name of any Securities  Depository or any Eligible Securities  Depository,  or in the name of any successor or  successors,  or nominee or nominees of such  entity.  The Fund agrees to furnish to the Custodian  appropriate  instruments to enable the Custodian to hold or deliver in proper form for  transfer,  or to  register  in the  name  of its  registered  nominee  or in the  name  of a
                  Securities  Depository or an Eligible  Securities  Depository,  any Securities  which it may hold for the  account  of the Fund and which may from  time to time be  registered  in the name of the
                  Fund.

         (g) Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish segregated accounts on behalf of the Fund to hold and deal with specified assets as shall be directed.

3.      Settlement of Fund Transactions.

         (a) Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

         (b) Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the Fund, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

         (c) Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. Lending of Securities. The Custodian may lend the assets of the Fund in accordance with the terms and conditions of a separate securities lending agreement.

5.       Persons Having Access to Assets of the Fund.

         (a)      No trustee,  officer or agent of the Trust,  and no officer,  director,  employee or agent of the
                  Fund's  investment  adviser,  of any  sub-investment  adviser  of  the  Fund,  or of  the  Fund's administrator,  shall have physical  access to the assets of the Fund held by the Custodian or be authorized  or  permitted  to  withdraw  any  investments  of the Fund,  nor shall the  Custodian deliver any assets of the Fund to any such  person.  No officer,  director,  employee or agent of the  Custodian  who holds any  similar  position  with the Fund's  investment  adviser,  with any sub-investment  adviser of the Fund or with the  Fund's  administrator  shall have  access to the assets of the Fund.

         (b) Nothing in this Section 5 shall prohibit any duly authorized trustee, officer or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Instructions to the Custodian or executing a certification so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 5.

6.       Standard of Care; Scope of Custodial Responsibilities.

         (a) Standard of Care. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

                  (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

                  (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

         (b) Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for the following:

                  (1) The acts or omissions of any agent appointed, pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity, to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

                  (2) The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  (3) The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

                  (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                  (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  (6) The legality of the declaration or payment of any distribution of the Fund;

                  (7) The legality of any borrowing for temporary administrative or emergency purposes.

         (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money.

         (d) Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Fund from the Fund's transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

         (e) Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

         (f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of its governing instruments or Prospectus.

(g)      Reliance on Instructions.  The Custodian shall be entitled to rely upon any  Instruction,  notice or other
         ------------------------
                  instrument in writing  received by the Custodian and  reasonably  believed by the Custodian to be genuine and to be signed by an  Authorized  Person.  Where the  Custodian is issued  Instructions orally,  the Fund  acknowledges  that if written  confirmation is requested,  the validity of the transactions or enforceability  of the transactions  authorized by the Fund shall not be affected if such  confirmation is not received or is contrary to oral  Instructions  given.  The Custodian shall  be under no duty to  question  any  direction  of an  Authorized  Person,  to  review  any property  held in the account,  to make any  suggestions  with respect to the  investment  of the assets in the  account,  or to evaluate or question the  performance  of any  Authorized  Person.
                  The Custodian  shall not be  responsible  or liable for any diminution of value of any securities or other property held by the Custodian.

7. Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians or Eligible Foreign Custodians located in a jurisdiction that is a Selected Country (which may be an affiliate of the Custodian) to hold Securities, Foreign Assets and monies at any time owned by the Fund. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place Securities, Foreign Assets and monies with any Eligible Foreign Custodian located in a jurisdiction that is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Trust and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time, by the Custodian and the Trust or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Trust acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign currency exchange contracts or to meet other unanticipated Fund expenses. The Custodian shall promptly notify the Fund (an "Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Trust hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's account from time to time in the full amount of such Overdraft. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9. Tax Obligations. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

(a) the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

(b) the Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

(c) the Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information form the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the Account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Trust acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.


                                   ARTICLE II

                        FOREIGN CUSTODY MANAGER SERVICES

1. Delegation. The Board delegates to the Custodian, and the Custodian hereby agrees to accept, responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Eligible Foreign Custodians in Selected Countries set forth in Appendix C (except as noted therein) in accordance with Rule 17f-5(c).

2. Changes to Appendix C. Appendix C may be amended from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

3. Reports to Board. Custodian shall provide written reports notifying the Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Trust.

4. Monitoring System. In each case in which the Custodian has exercised delegated authority to place Foreign Assets with an Eligible Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Eligible Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. Standard of Care. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Foreign Assets would exercise in performing the delegated responsibilities described in this Article II of the Agreement. Contracts with Eligible Foreign Custodians shall provide for reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the Selected Country in accordance with Rule 17f-5. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6. Use of Eligible Securities Depositories. In exercising its delegated authority, the Custodian may assume, unless instructed in writing to the contrary, that the Board or the Fund's investment adviser has determined, pursuant to Rule 17f-7, to place and maintain Foreign Assets with any Eligible Securities Depository as to which the Custodian has provided the Fund with a Risk Analysis.


                                  ARTICLE III

                              Information Services

1. Risk Analysis. The Custodian will provide the Fund with a Risk Analysis with respect to Eligible Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Eligible Securities Depository, it will notify the Fund. If a new Eligible Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund with a Risk Analysis in a reasonably practicable time after such Eligible Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund with a Risk Analysis with respect to each Eligible Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. Monitoring of Eligible Securities Depositories. The Custodian will monitor on a continuous basis the custody risks associated with maintaining Foreign Assets with each Eligible Securities Depository for which it has provided the Fund with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify Fund or its investment adviser of any material change in these risks.

3. Use of Agents. The Custodian may employ agents, including, but not limited to Eligible Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. Exercise of Reasonable Care. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care, prudence, and diligence in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III.

5. Liabilities and Warranties. To the extent that the Custodian exercises reasonable care, prudence, and diligence to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information


                                   ARTICLE IV

                               GENERAL PROVISIONS

1.       Compensation.

         (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule, which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund.

         (b) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

         (c) If not paid directly or promptly by the Fund, the Custodian may charge against assets held on behalf of the Fund compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement unless the Fund notifies the Custodian of a discrepancy in the bill. The Custodian may charge against assets held on behalf of the Fund any reasonably uncontested amount.

         (d) The Custodian shall also be entitled to charge against assets of the Fund the reasonable amount of any loss, damage, liability, fee or expense actually incurred with respect to the Fund, including reasonable counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses that the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Eligible Foreign Custodians incurred in settling transactions.

2. Insolvency of Eligible Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Fund arising as a result of the insolvency of an Eligible Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection of, contracting with, and monitoring of such Eligible Foreign Custodian.

3. Liability for Securities Depositories. The Custodian shall not be responsible for losses resulting from the deposit or maintenance of Securities or other property of the Fund with a Securities Depository. Nothing in this provision shall preclude damages resulting from a breach of duty under Article III of this Agreement.

4. Damages. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5. Indemnification; Liability of the Trust and the Fund.

         (a)    Subject to the limitations set forth in paragraph 5(b) of this
                Article IV, the Trust shall indemnify and hold the Custodian harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the Custodian's negligence or willful misconduct.

         (b) The Trust and the Custodian agree that the obligations of the Trust and the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust or the Fund, individually, but are binding only upon the assets belonging to the Fund. The Trust and the Custodian further agree that the obligations of the Trust and the obligations of the Fund under this Agreement shall not be binding upon the assets belonging to any other series of the Trust, but are binding only upon the assets belonging to the Fund.

6. Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7.       Termination.

         (a) Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Trust, it shall be accompanied by a certification evidencing the vote of the Trust's Board to terminate this Agreement and designating a successor.

         (b)      In the event notice of termination is given by the Custodian,  the Trust shall,  on or before the termination  date,  deliver to the  Custodian a  certification  evidencing  the vote of the Board designating  a  successor  custodian.  In the  absence of such  designation,  the  Custodian  may designate a successor  custodian,  which shall be the Trust or a person qualified to so act under the Act. If the Trust fails to designate a successor  custodian,  the Trust shall,  upon the date specified  in  the  notice  of  termination,  and  upon  the  delivery  by the  Custodian  of all
                  Securities  and monies then owned by the Fund, be deemed to be its own custodian  with respect to
                  the  Fund's   assets  and  the   Custodian   shall   thereby  be   relieved  of  all  duties  and
                  responsibilities  under this  Agreement  other than the duty with respect to  Securities  held in the Book-Entry System that cannot be delivered to the Trust.

(c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts owed.

(d) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission. The Custodian agrees that the books and records of the Fund required by the Act that are maintained by the Custodian will be available on request and preserved for the requisite periods in accordance with the Act.

9.                Miscellaneous.

(a) Appendix A is a certification signed by the Secretary of the Trust setting forth the names and the signatures of Authorized Persons. The Trust shall furnish a new certification when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered certification.

(b) Appendix B is a certification signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new certification when any changes are made. Until a new certification is received, the Custodian shall be fully protected in relying upon the last delivered certification.

(c) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

                                  The Custodian:

                                  Boston Safe Deposit and Trust Company
                                 135 Santilli Highway
                                  Everett, Massachusetts  02149
                                  Attn: Stephen Stranahan

                                  The Fund:

                                 The Dean Family of Funds
                                 2480 Kettering Tower
                                 Dayton, OH 45423-2480
                                 Attn: Debra Rindler

                  or at such other place as the parties may from time to time designate to the other in writing.

(d) This Agreement may not be amended or modified except by a written agreement executed by both parties.

(e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

(f) Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder other than the Fund.

(g) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5 and meets the requirements of the Act related to minimum aggregate capital, surplus, and undivided profits.

(h) Except as otherwise provided in this Agreement, the Fund's assets shall be immune to liens asserted by the Custodian.

(i) If the Custodian engages a service auditor to examine the Custodian's description of controls over custodial functions, the Custodian shall provide the SAS No. 70 report or any equivalent report to the Fund's auditors.

(j) The Trust acknowledges and agrees that, except as expressly set forth in this Agreement, the Trust is solely responsible to assure that the maintenance of the Fund's Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Trust represents that the Board has determined that it is reasonable to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement.

(i) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

(j) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(k) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

(l) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                         THE DEAN FAMILY OF FUNDS

                                         By:         /s/ Stephen M. Miller
                                                   ----------------------------------------------

                                         Name:        Stephen M. Miller
                                                   ----------------------------------------------

                                         Title:       President
                                                   ----------------------------------------------

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                         By:            /s/ Christopher Healy
                                                   ----------------------------------------------

                                         Name:          Christopher Healy
                                                   ----------------------------------------------

                                         Title:          First Vice President
                                                   ----------------------------------------------


                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS

        I, Carol J. Highsmith, the Secretary of THE DEAN FAMILY OF FUNDS, a business trust organized under the laws of the State of Ohio (the "Trust") on behalf of the Dean International Value Fund (the "Fund"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                                     Signature


























                               By:
                               --------------------------------------------
                               Carol J. Highsmith, Secretary

                               Dated:
                               --------------------------------------------

                                   APPENDIX B

                                 TRUST OFFICERS

        I, Carol J. Highsmith, the Secretary of THE DEAN FAMILY OF FUNDS, a business trust organized under the laws of the State of Ohio (the "Trust") on behalf of the Dean International Value Fund (the "Fund"), do hereby certify that:

        The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                       Position                  Signature

Stephen M. Miller          President
                                               ------------------------------

Michael E. Durham          Treasurer
                                               ------------------------------

Carol J. Highsmith         Secretary
                                               ------------------------------





                               By:
                               --------------------------------------------
                               Carol J. Highsmith, Secretary

                               Dated:
                               --------------------------------------------

                                   APPENDIX C

                               Selected Countries


    Argentina                                                Kenya
    Australia                                                Korea, Republic of
    Austria                                                  Luxembourg
    Bangladesh                                               Malaysia
    Belgium                                                  Mauritius
    Bermuda                                                  Mexico
    Botswana                                                 Namibia
    Brazil                                                   The Netherlands
    Canada                                                   New Zealand
    Chile                                                    Norway
    China, Peoples' Republic of                              Pakistan
    Colombia                                                 Peru
    Cyprus                                                   The Philippines
    The Czech Republic                                       Poland
    Denmark                                                  Singapore
    Egypt                                                    Slovak Republic
    Finland                                                  South Africa
    France                                                   Spain
    Germany                                                  Sri Lanka
    Ghana                                                    Sweden
    Greece                                                   Switzerland
    Hong Kong                                                Taiwan
    Hungary                                                  Thailand
    India                                                    Turkey
    Indonesia                                                United Kingdom
    Ireland                                                  Uruguay
    Israel                                                   Venezuela
    Italy                                                    Zambia
    Japan                                                    Zimbabwe


"*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of the Custodian's usual subcustodian in this country is subject to Instructions from an Authorized Person and execution of a separate letter-agreement between the Trust and the Custodian pertaining to custody and market risks."

                                   APPENDIX D

                    ANCILLARY INFORMATION SERVICES AGREEMENT

     Until Custodian provides a Risk Analysis pursuant to Article III of the Agreement with respect to an Eligible Securities Depository operating in a particular country as set forth on Appendix C, the following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time. These terms shall control over the provisions of Article III of this Agreement but shall cease to apply as to any country for which Custodian provides a Risk Analysis for one or more Eligible Securities Depositories operating therein. Otherwise, unless continued as provided below, these provisions shall expire on July 2, 2001.

     After expiration, the information set forth in Sections 2, A and B below may be provided as agreed upon from time to time in writing between the Trust and the Custodian subject to Section 3 hereof.

     1. Provision of Information. In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, the Fund's investment advisors, the information set forth in Section 2, below, with respect to Eligible Foreign Custodians and Eligible Securities Depositories which hold Securities, Foreign Assets, or other property of the Fund and the systems and environment for securities processing in the jurisdiction in which such Eligible Foreign Custodians or Eligible Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.

2.       Information to be Provided.

         A.   Country Information
o        Settlement Environment
o        Depository
o        Settlement Period
o        Trading
o        Security Registration
o        Currency
o        Foreign Investment Restrictions
o        Entitlements
o        Proxy Voting
o        Foreign Taxation

        B. Subcustodian Information
o       Financial Information o Regulator
o       External Auditor o How Securities are Held
o       Operational Capabilities
o       Insurance Coverage

         C. Depository Information (if applicable to the Country)
o        Name
o Information relative to Determining Compulsory or Voluntary Status of the Facility
o        Type of Entity
o        Ownership Structure
o        Operating History
o        Eligible Instruments
o        Security Form
o        Financial Data
o        Regulator
o        External Auditor

         D.   Information on the Following Legal Questions
o Would the applicable foreign law restrict the access afforded the independent public accountants of the Fund to books and records kept by an Eligible Foreign Custodian?
o Would the applicable foreign law restrict the ability of the Fund to recover its assets in the event of bankruptcy of the Eligible Foreign Custodian?
o Would the applicable foreign law restrict the ability of the Fund to recover assets that are lost while under the control of the Eligible Foreign Custodian?
o What are the foreseeable difficulties in converting the Fund's cash into U.S. dollars?

3. Liability and Warranties. To the extent that the Custodian exercises reasonable care, prudence, and diligence to ensure that information provided is accurate the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information. The Custodian makes no other warranty or representation, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this Appendix D.

Acknowledged:
THE DEAN FAMILY OF FUNDS                  BOSTON SAFE DEPOSIT AND TRUST COMPANY



Title:                                Title:
         ---------------------                -----------------------------